Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3600

April 6, 2021

Northern Oil and Gas, Inc.

601 Carlson Parkway, Suite 990

Minnetonka, Minnesota 55305

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Northern Oil and Gas, Inc., a Delaware corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about April 6, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) senior debt securities issued by the Company (the “Senior Debt Securities”), (ii) subordinated debt securities issued by the Company (the “Subordinated Debt Securities”, and together with the Senior Debt Securities the “Debt Securities”), (iii) warrants to purchase the Debt Securities (the “Debt Warrants”), (iv) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (v) Preferred Stock represented by depositary shares (the “Depositary Shares”), (vi) warrants to purchase the Preferred Stock (the “Preferred Warrants”), (vii) warrants to purchase the Depositary Shares (the “Depositary Warrants”), (viii) common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ix) warrants to purchase the Common Stock of the Company (the “Common Warrants”), (x) contracts obligating holders to purchase from the Company, and/or the Company to sell to the holders, a certain amount of Common Stock, Preferred Stock, Depositary Shares or Debt Securities at a future date or dates (the “Purchase Contracts”) and (xi) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares, Warrants (as defined below), Purchase Contracts or any combination of such securities (the “Units”). The Debt Warrants, Common Warrants, Preferred Warrants and Depositary Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Preferred Stock, the

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April 6, 2021

Depositary Shares, the Common Stock, the Purchase Contracts and the Units, are collectively referred to as the “Securities”, which the Company may offer from time to time in one or more classes or series and in amounts on a delayed or continuous basis. Any Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other Securities.

You have advised us that: (i) the Senior Debt Securities will be issued under the senior indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Indenture”) between the Company and a financial institution to be identified therein as the trustee (the “Trustee”); (ii) the Subordinated Debt Securities will be issued under the subordinated indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Indenture”, and together with the Senior Indenture the “Indentures”) between the Company and the Trustee, (iii) the Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”); (iv) the Common Warrants will be issued under one or more common warrant agreements (each, a “Common Warrant Agreement”); (v) the Preferred Warrants will be issued under one or more preferred warrant agreements (each, a “Preferred Warrant Agreement”); (vi) the Depositary Warrants will be issued under one or more depositary warrant agreements (each, a “Depositary Warrant Agreement” and, together with the Debt Warrant Agreements, the Common Warrant Agreements and the Preferred Warrant Agreements, the “Warrant Agreements”) each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”); (vii) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (the “Depositary”); (viii) the Purchase Contracts will be issued under one or more purchase contracts agreements by and among the Company and the other parties named therein (each, a “Purchase Contracts Agreement”); and (ix) the Units will be issued under one or more unit agreements (each, a “Unit Agreement”). The Indentures, each Warrant Agreement, each Deposit Agreement, each Unit Agreement and each Purchase Contract Agreement shall be referred to herein as a “Governing Document”. The Trustee, each Depositary and each Warrant Agent shall be referred to herein as a “Governing Document Counterparty”.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons

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April 6, 2021

signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)	the Registration Statement will have become effective and comply with all applicable laws;

(ii)	the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii)

a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(v)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(vi)

the Securities offered, as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vii)

the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(viii)

the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

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April 6, 2021

(ix)

a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(x)	any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi)

any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.    When the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate action of the Company and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and in the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.    When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.    When, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Indentures and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indentures) and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Indentures, the applicable Purchase Agreement and applicable law and authenticated by the Trustee, such Debt Securities (including any Debt Securities duly executed and delivered

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April 6, 2021

(i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.    When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Underwriting Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

6.    When, as and if (a) any Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Purchase Contracts, (c) the Purchase Contracts have been duly executed and delivered by duly authorized officers and (d) the Securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.    When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Unit Agreement, (c) the Units and the related

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April 6, 2021

Unit Agreement with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Unit Agreement and (d) the Securities issuable upon exercise of such Units and Unit Agreement have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Units and Unit Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or accumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly

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April 6, 2021

qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Trustee, Warrant Agent, Depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP